Exhibit 8.2

DLA Piper LLP (US)

500 Eighth Street, N.W.

Washington, DC 20004

www.dlapiper.com

T 202.799-4000

F 202.799-5000

August 7, 2011

BancTrust Financial Group, Inc.

107 Saint Francis Street

Mobile, Alabama 36602

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-4 (as amended through the date hereof, the “Registration Statement”) of Trustmark Corporation , a Mississippi corporation, (“Trustmark”), including the proxy statement/prospectus forming a part thereof, relating to the proposed merger of BancTrust Financial Group, Inc., an Alabama corporation, with and into Trustmark.

We have participated in the preparation of the discussion set forth in the section entitled “MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER” in the Registration Statement. In our opinion, such discussion of those consequences, insofar as it summarizes United States federal income tax law, is accurate in all material respects.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

DLA Piper LLP (US)

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